Exhibit (a)(42)

LEGG MASON PARTNERS EQUITY TRUST

Amended and Restated Designation of Classes

(February 6, 2013)

WHEREAS, the Trustees of the Trust, acting pursuant to Section 4.9 of the Declaration, have divided the Series of the Trust into one of more Classes of Shares (each, a “Class”);

WHEREAS, the Trustees have heretofore terminated certain Classes so established and designated and/or have changed the names of certain Classes so established and designated;

NOW THEREFORE, the following are the Classes of Shares of each identified Series of the Trust, with certain changes listed below to be effective as of the dates set forth below, each with such relative rights, preferences, privileges, limitations, restrictions and other relative terms as are set forth below:

Series	Class

ClearBridge Aggressive Growth Fund	A, B, C, I, FI, R, IS, R1

Legg Mason Capital Management All Cap Fund (effective as of March 22, 2013)	A, A2, C, I, 1, FI, R, IS

ClearBridge Appreciation Fund	A, B, C, I, FI, R, IS, R1

ClearBridge Equity Income Fund	A, B, C, I, 1, FI, R, IS, R1

ClearBridge Tactical Dividend Income Fund	A, C, I, FI, R, IS, R1

Legg Mason Esemplia Emerging Markets Long-Short Fund	A, C, I, FI, R, IS, R1

ClearBridge Equity Fund	A, B, C, O, I, FI, R, IS, R1

Legg Mason Investment Counsel Financial Services Fund	A, C, I, FI, R, IS, R1

ClearBridge All Cap Value Fund	A, B, C, I, FI, R, IS, R1

Legg Mason Batterymarch Global Equity Fund	A, B, C, I, 1, FI, R, IS, R1

ClearBridge International All Cap Opportunity Fund	A, B, C, I, FI, R, IS, R1

ClearBridge Large Cap Value Fund (effective as of March 15, 2013)	A, C, I, FI, R, IS, R1, 1

ClearBridge Large Cap Growth Fund	A, B, C, I, FI, R, IS, R1

Legg Mason Lifestyle Allocation 85%	A, B, C, I, FI, R, IS, R1

Legg Mason Lifestyle Allocation 70%	A, B, C, I, FI, R, IS, R1

Legg Mason Lifestyle Allocation 50%	A, B, C, I, FI, R, IS, R1

Legg Mason Lifestyle Allocation 30%	A, B, C, C1, I, FI, R, IS

ClearBridge Mid Cap Core Fund	A, B, C, I, 1, FI, R, IS, R1

Legg Mason Batterymarch S&P 500 Index Fund	A, D, IS, R1

ClearBridge Small Cap Growth Fund	A, B, C, FI, R, I, 1, IS, R1

ClearBridge Small Cap Value Fund	A, B, C, I, FI, R, IS, R1

Legg Mason Investment Counsel Social Awareness Fund	A, B, C, I, FI, R, IS, R1

Legg Mason Batterymarch U.S. Large Cap Equity Fund	A, C, I, FI, R, IS, R1

Legg Mason Target Retirement 2015	A, C, I, FI, R, IS, R1

Legg Mason Target Retirement 2020	A, C, I, FI, R, IS, R1

Legg Mason Target Retirement 2025	A, C, I, FI, R, IS, R1

Legg Mason Target Retirement 2030	A, C, I, FI, R, IS, R1

Legg Mason Target Retirement 2035	A, C, I, FI, R, IS, R1

Legg Mason Target Retirement 2040	A, C, I, FI, R, IS, R1

Legg Mason Target Retirement 2045	A, C, I, FI, R, IS, R1

Legg Mason Target Retirement 2050	A, C, I, FI, R, IS, R1

Legg Mason Target Retirement Fund	A, C, I, FI, R, IS, R1

Permal Tactical Allocation Fund	A, C, I, FI, R, IS, R1

ClearBridge Mid Cap Growth Fund	A, C, I, FI, R, IS, R1

ClearBridge International Small Cap Opportunity Fund	A, C, I, FI, R, IS, R1

Legg Mason Dynamic Multi-Strategy Fund	A, C, I, FI, R, IS

ClearBridge Select Fund	A, C, I, FI, R, IS

Legg Mason Batterymarch Managed Volatility Global Dividend Fund	A, C, I, FI, R, IS

Legg Mason Batterymarch Managed Volatility International Dividend Fund	A, C, I, FI, R, IS

1. Each Share of each Class is entitled to all the rights and preferences accorded to Shares under the Declaration.

2. The number of authorized Shares of each Class is unlimited.

3. All Shares of a Class of a Series shall be identical with each other and with the Shares of each other Class of the same Series except for such variations between Classes as may be authorized by the Trustees from time to time and set forth in the Trust’s then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of the Class of such Series, as the same may be amended and supplemented from time to time (“Prospectus”). The Trustees may change the name or other designation of a Class; and take such other action with respect to the Classes as the Trustees may deem desirable.

4. With respect to the Shares of a Class of a Series, (a) the time and method of determining the purchase price, (b) the fees and expenses, (c) the qualifications for ownership, if any, (d) minimum purchase amounts, if any, (e) minimum account size, if any, (f) the price, terms and manner of redemption, (g) any conversion or exchange feature or privilege, (h) the relative dividend rights, and (i) any other relative rights, preferences, privileges, limitations, restrictions and other relative terms have been established by the Trustees in accordance with the Declaration and are set forth in the Prospectus with respect to such Class of such Series.

5. The Trustees may from time to time modify any of the relative rights, preferences, privileges, limitations, restrictions and other relative terms of a Class of a Series that have been established by the Trustees, divide or combine the issued or unissued Shares of any Class of a Series into a greater or lesser number; classify or reclassify any issued or unissued Shares of any Class of a Series into one or more Classes of such Series; combine two or more Classes of a Series into a single Class of such Series; in each case without any action or consent of the Shareholders.

6. The designation of any Class hereby shall not impair the power of the Trustees from time to time to designate additional Classes of Shares of a Series or terminate any one or more Classes of a Series hereby designated.

7. Capitalized terms not defined herein have the meanings given to such terms in the Declaration.